Calculation of Filing Fee Tables
S-3
PLUG POWER INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)	31,500,000	$ 1.395	$ 43,942,500.00	0.0001531	$ 6,727.60
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 43,942,500.00		$ 6,727.60
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,727.60
Offering Note
[1]	This prospectus supplement relates to the resale by the selling stockholder referenced herein of up to 31,500,000 shares of common stock, par value $0.01 per share (the "Comon Stock"), of Plug Power Inc. (the "Registrant"), upon the exercise of the warrants held by the selling stockholder. The warrants are exercisable by the selling stockholder at an exercise price of $1.37 per share and will expire on July 10, 2028. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price shown is based upon $1.395, which is the average of the high and low sales price of the Common Stock as reported on the Nasdaq Capital Market on July 1, 2025. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fees for the Registrant's Registration Statement on Form S-3ASR (File No. 333-287577) filed with the Securities and Exchange Commission on May 27, 2025 (the "Registration Statement). This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement. This prospectus supplement also relates to such additional shares of common stock as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act.